Exhibit 10(l)1


                         EQUITY AGREEMENT


          EQUITY AGREEMENT, dated December 21, 1995, by and between Laidlaw Transportation, Inc., a Delaware corporation (the "Seller") and an indirect wholly-owned subsidiary of Laidlaw Inc., a corporation continued under the laws of Canada (the "Guarantor"), Guarantor and Western Resources, Inc., a Kansas corporation (the "Purchaser"). Certain capitalized terms used herein are defined in
Section 9.7 hereof.


                      W I T N E S S E T H :

          WHEREAS, the Seller owns, in the aggregate, 30,800,000 common shares, par value of $.10 per share (the "Common Stock"), of ADT Limited, a corporation organized under the laws of Bermuda (the "Company");

          WHEREAS, the Seller, Guarantor and the Purchaser are parties to a Stock Purchase Agreement dated as of the date hereof (as modified, amended and supplemented in accordance with its terms, the "Stock Purchase Agreement"), pursuant to which, subject to the terms and conditions set forth therein, the Seller has agreed to sell to the Purchaser and the Purchaser has agreed to purchase from the Seller 15,400,000 shares of Common Stock (the "Shares") on the Closing Date (as determined under the Stock Purchase Agreement);

          WHEREAS, the Seller desires to grant to the Purchaser an option to purchase 15,400,000 shares of Common Stock (the "Option
Shares"), upon the terms and subject to the conditions set forth herein; and

          WHEREAS, the Seller, Guarantor and the Purchaser also desire to set forth their agreements with respect to certain rights which exist between them with respect to the Shares and the Option Shares.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:


I.   OPTION

          1.1 Grant of Option to Purchase Option Shares. The Seller hereby irrevocably grants to the Purchaser an option to purchase at any time on or after the Closing Date (as defined in the Stock Purchase Agreement) and prior to May 15, 1997, the Option Shares at a price per share of Common Stock of the greater of
(i) $14.00 per share of Common Stock, subject to adjustment as provided herein (the "Floor Price"), and (ii) the Market Price per share of Common Stock at the time the Purchaser delivers a notice of exercise pursuant to Section 1.2, subject to adjustment as provided herein (the "Exercise Price") (such option is referred to herein as the "Option").

          1.2 Exercise of the Option. The Option may be exercised by the Purchaser by delivering to the Seller at least 5 Business Days in advance of the exercise date specified in the notice (the "Exercise Date") written notice of such exercise, signed by the Purchaser.

          1.3  Exercise Price; Payment.

               (a) The Exercise Price shall consist of (i) cash, or (ii) at Purchaser's option, (A) a 6% promissory note due
January 10, 1999 substantially in the form of Exhibit A hereto (the "Note") of the Purchaser in an aggregate principal amount, at the Purchaser's option, of up to $150,000,000 and (B) an amount of cash equal to the balance of the Exercise Price. Purchaser may not issue the Note in satisfaction of a portion of the Exercise Price if, at the date of delivery of notice of the Exercise Date, Purchaser's First Mortgage Notes are rated less than investment grade by either Standard & Poor's Corporation or Moody's Investors Service, Inc.

               (b) On the Exercise Date at the Closing (as defined in Section 6.1), the Purchaser shall, as required by
Section 1.3(a), (i) deliver to the Seller a duly executed Note and
(ii) pay to the Seller any cash consideration by wire transfer of immediately available funds to such bank account as the Seller shall specify in writing to Purchaser not later than three Business Days prior to the Exercise Date, against evidence that the Purchaser has been entered in the register of members of the Company and delivery to the Purchaser by the transfer agent of the Company of a certificate or certificates representing the Option Shares (subject to adjustment as provided herein), free and clear of all liens, claims, security interests or encumbrances whatsoever (including, without limitation, any voting trust or similar agreement affecting the right to vote the Options Shares), and, if required, bearing a customary legend reflecting that the Option Shares have not been registered under the Securities Act, such legend, if any, and certificate in form and substance satisfactory to the Purchaser and in such name or names designated by the Purchaser.

               (c) Following the Exercise Date, and for a period equal to the shorter of (a) twenty days after the Exercise Date and
(b) the time of a public announcement by a third party unaffiliated with the Purchaser that it intends to acquire the entire share capital of the Company, Purchaser and its affiliates will not publicly announce that they intend to acquire the entire share capital of the Company at a fixed price per share of common stock unless they pay to Seller in cash the difference between such price and the Exercise Price; provided, however, that such additional payment shall only be made if Purchaser and its affiliates consummate such transaction at a price equal to or greater than the announced price.

          1.4 Adjustments Generally. The Floor Price and the number of shares of Common Stock (or other securities or property) deliverable upon exercise of the Option shall be subject to adjustment from time to time upon the occurrence of certain events, as provided in Sections 1.5 to 1.10 hereof.

          1.5 Common Stock Reorganization. If the Company shall after the date hereof subdivide its outstanding shares of Common Stock into a greater number of shares or consolidate its outstanding shares of Common Stock into a smaller number of shares (any such event being called a "Common Stock Reorganization"), then
(a) the Floor Price shall be adjusted, effective immediately after the record date at which the holders of shares of Common Stock are determined for purposes of such Common Stock Reorganization, to a price determined by multiplying the Floor Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date before giving effect to such Common Stock Reorganization and the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such Common Stock Reorganization, and (b) the number of shares of Common Stock subject to purchase upon exercise of the Option shall be adjusted, effective at such time, to a number determined by multiplying the number of shares of Common Stock subject to purchase immediately before such Common Stock Reorganization by a fraction, the numerator of which shall be the number of shares outstanding after giving effect to such Common Stock Reorganization and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such Common Stock Reorganization.

          1.6 Common Stock Distribution. If the Company shall after the date hereof issue or otherwise sell any shares of Common Stock (otherwise than pursuant to a Common Stock Reorganization), or any right to subscribe for or purchase Common Stock or a security convertible into or exchangeable for Common Stock, or issue any securities convertible into or exercisable for Common Stock, such that the price per share of Common Stock so issued or sold, or the price per share of Common Stock issuable upon exercise, conversion or exchange, is less than the Fair Market Value of the Common Stock on the date of any such issuance or the date of announcement of any such issuance, the Purchaser and Seller shall in good faith determine an adjustment to the Floor Price that reflects the dilutive effect of any such issuance. In the event that the Purchaser and Seller cannot agree to an adjustment, Purchaser and Seller shall reduce their respective proposals to writing and shall mutually designate a nationally recognized investment bank to select one of the two proposals, as submitted, as the final determination of the dispute. The fees and expenses of the investment bank so selected shall be for the account of the party whose proposal is not adopted by the investment bank.

          1.7 Dividends. If the Company shall after the date hereof issue or distribute to all or substantially all holders of shares of Common Stock evidences of indebtedness, any other securities of the Company or any cash, property or other assets, and if such issuance or distribution does not constitute a Common Stock Reorganization or a Common Stock Distribution (any such nonexcluded event being herein called a "Dividend"), such Dividend shall be held by the Seller in trust for the Purchaser. At the time of the exercise of the Option, Purchaser shall have the option to either (A) elect to receive any such Dividend in which event the Market Price shall be increased by the Fair Market Value of the Dividend at the time of its distribution or (B) elect not to receive any such Dividend, in which event the Floor Price shall be reduced by the Fair Market Value of the Dividend at the time of its distribution.

          1.8 Capital Reorganization. If after the date hereof there shall be any consolidation or merger to which the Company is a party, other than a consolidation or a merger in which the Company is a continuing corporation and which does not result in any reclassification of, or change (other than a Common Stock Reorganization or a change in par value), in, outstanding shares of Common Stock, or any sale or conveyance of the property of the Company as an entirety or substantially as an entirety (any such event being called a "Capital Reorganization"), then, effective upon the effective date of such Capital Reorganization, the Purchaser shall have the right to purchase, upon exercise of the Option, the kind and amount of shares of stock and other securities and property (including cash) which the Purchaser would have owned or have been entitled to receive after such Capital Reorganization if the Option had been exercised immediately prior to such Capital Reorganization.

          1.9 Certain Other Events. If any event occurs after the date hereof as to which the foregoing Sections 1.5 to 1.8 of this
Article I are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Purchaser, fairly protect the purchase right of the Option in accordance with the essential intent and principles of such provisions, then the Purchaser and the Seller shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary to protect such purchase rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Floor Price or decreasing the number of shares of Common Stock subject to purchase upon exercise of the Option, or otherwise adversely affect the holder of the Option.

          1.10 Adjustment Rules. (a) Any adjustments pursuant to Sections 1.5 to 1.9 of this Article I shall be made successively whenever an event referred to herein shall occur.

               (b) If the Company shall set a record date to determine the holders of shares of Common Stock for purposes of a Common Stock Reorganization, Common Stock Distribution, Dividend or Capital Reorganization, and shall legally abandon such action prior to effecting such Action, then no adjustment shall be made pursuant to this Article I in respect of such action.

          1.11 Reservation of Shares. The Seller will keep available at all times the number of Option Shares deliverable from time to time upon exercise of the Option, free and clear of all liens, claims, security interests or encumbrances whatsoever.


II.  VOTING RIGHTS WITH RESPECT TO OPTION SHARES

          2.1 Proxy. The Seller hereby grants the Purchaser or a corporate representative of the Purchaser an irrevocable proxy deemed coupled with an interest, with full power of substitution, effective as of the Closing Date (as defined in the Stock Purchase Agreement) with the full right, power and authority to exercise all voting and other rights of the Seller with respect to the Option Shares at any annual, special, adjourned or postponed meeting of the Company's shareholders, by written consent or otherwise; provided that such proxy shall terminate with respect to all Option Shares upon the expiration of the Option or the termination of this Agreement. The Seller agrees to execute such additional forms of proxy consistent with the terms of this Section 2.1 as the Purchaser may request in order to more effectively vest in the Purchaser the right to vote the Option Shares in accordance with the Section 2.1. If at any time the holder of this proxy votes the Option Shares in accordance with the Seller's written request, such action shall not serve to revoke the proxy or to require the Purchaser to vote in accordance with the Seller's request in future votes. The Seller agrees that during the term of the proxy granted pursuant to this Section 2.1 that the Seller will not directly or indirectly deposit any Option Shares in a voting trust or subject them to a voting agreement, grant any other proxy with respect thereto or enter into any other arrangement of similar effect.


III. TAG ALONG RIGHTS

          3.1  Sales by the Purchaser Subject to Tag-Along Rights.
(a) In the event that the Purchaser proposes at any time on or before May 15, 1997 to effect a sale of more than 2,000,000 Shares prior to the Exercise Date, then the Purchaser shall promptly give written notice (the "Tag-Along Notice") to the Seller at least thirty days prior to the closing of such sale. The Tag-Along Notice shall describe in reasonable detail the proposed sale including, without limitation, the name of, and the number of Shares to be purchased by, the transferee, the purchase price of each Share to be sold, any other significant terms of such sale and the date such proposed sale is expected to be consummated.

               (b) The Seller shall have the right, exercisable upon irrevocable written notice to the Purchaser within five Business Days after receipt of the Tag-Along Notice, to participate in such sale of Shares on the same terms and conditions as set forth in the Tag-Along Notice, including, without limitation, the making of all representations, warranties, indemnifications and similar agreements, and to sell any portion of the number of the Option Shares but not more than the Seller's pro rata portion of the Shares proposed to be sold. The Seller shall also pay its pro rata portion of the reasonable out-of-pocket fees and expenses of third parties incurred by the Purchaser in connection with any such sale. The Seller shall indicate in its notice of election to the Purchaser the number of Option Shares it desires to sell in such sale, which number may not be in excess of one-half the number of Shares proposed to be sold in the Tag-Along Notice. To the extent the Seller exercises such right of participation in accordance with the terms and conditions set forth in this Section 3.1, the number of Shares that the Purchaser may sell in the transaction shall be correspondingly reduced. Not later than two Business Days prior to the date scheduled for such sale, the Purchaser shall confirm to the Seller the number of Option Shares to be sold by the Seller in such sale.

               (c) The Seller shall effect its participation in the sale by delivering on the date scheduled for such sale to the Purchaser for delivery to the prospective transferee one or more certificates, in proper form for transfer, which represent the number of Option Shares which the Seller is entitled to sell in accordance with this Section 3.1. In addition, the Seller shall deliver such other documents and certificates as are required in connection with such sale. Such stock certificate or certificates that the Seller delivers to the Purchaser shall be delivered on such date to such transferee in consummation of the sale of the Option Shares pursuant to the terms and conditions specified in the Tag-Along Notice, and the Purchaser shall concurrently therewith remit to the Seller that portion of the sale proceeds to which the Seller is entitled by reason of its participation in such sale.
The Purchaser's sale of Shares in any sale proposed in a Tag-Along Notice shall be effected on the terms and conditions set forth in such Tag-Along Notice.

               (d) The exercise or non-exercise of the rights of the Seller to participate in one or more sales of Shares made by the Purchaser shall not adversely affect its rights to participate in subsequent sales of Shares subject to this Section 3.1


IV.  REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE GUARANTOR

          The Seller and the Guarantor hereby represent and warrant to the Purchaser as follows:

          4.1 Organization and Good Standing. Each of the Seller and the Guarantor are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation.

          4.2 Authority Relative to Agreement. Each of the Seller and the Guarantor have all requisite power and authority to execute, deliver and perform their respective obligations under this Agreement and the Stock Purchase Agreement. The execution and delivery by the Seller and the Guarantor of this Agreement and the Stock Purchase Agreement, and the consummation by the Seller and the Guarantor of the transactions contemplated hereby and thereby
(i) have been authorized by all necessary action on the part of the Seller and the Guarantor, (ii) do not violate any provision of law or regulation applicable to the Seller or the Guarantor and
(iii) do not conflict with or result in a breach of any provision of, or constitute a default under, the certificate of incorporation or bylaws of the Seller or the Guarantor, or any agreement, order, judgment or decree binding upon the Seller or the Guarantor.

          4.3 Consents and Approvals. No filing or registration with, notification to, or authorization, consent or approval of, any governmental authority is required by Seller or Guarantor in connection with the execution and delivery of this Agreement and the Stock Purchase Agreement, or the consummation of the transactions contemplated hereby and thereby.

          4.4 Effect of Agreement. This Agreement and the Stock Purchase Agreement have been duly executed and delivered by the Seller and the Guarantor and (assuming the due authorization, execution and delivery by the Purchaser) constitute legal, valid and binding obligations of the Seller and the Guarantor enforceable against the Seller and the Guarantor in accordance with their respective terms.

          4.5  The Option Shares.

               (a) The Seller owns all right, title and interest in and to the Option Shares, free and clear of any liens, claims, security interests or encumbrances whatsoever (including, without limitation, any voting trust or similar arrangement affecting the right to vote the Option Shares).

               (b) The Seller will transfer and deliver to the Purchaser on the Exercise Date at the Closing valid title to the Option Shares, free and clear of any liens, claims, security interests or encumbrances whatsoever (including, without limitation, any voting trust or similar arrangement affecting the right to vote the Options Shares).


V.   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

          The Purchaser hereby represents and warrants to the Seller as follows:

          5.1 Organization and Good Standing. The Purchaser is duly organized, validly existing and in good standing under the laws of the State of Kansas.

          5.2 Authority Relative to Agreement. The Purchaser has all requisite power and authority to (i) execute, deliver and perform its obligations under this Agreement and the Stock Purchase Agreement and (ii) subject to the consent of the KCC, issue the Note to be issued by it in the manner and for the purposes contemplated by this Agreement. The execution and delivery by the Purchaser of this Agreement and the Stock Purchase Agreement, and the consummation by the Purchaser of the transactions contemplated hereby (including, subject to the consent of the KCC, the issuance by the Purchaser of the Note pursuant hereto) and thereby (i) have been authorized by all necessary action on the part of the Purchaser, (ii) do not violate any provision of law or regulation applicable to the Purchaser and (iii) do not conflict with or result in a breach of any provision of, or constitute a default under, the certificate of incorporation or bylaws of the Purchaser, or any agreement, order, judgment or decree binding upon the Purchaser.

          5.3 Consents and Approvals. No filing or registration with, notification to, or authorization, consent or approval of, any governmental entity is required by Purchaser in connection with the execution and delivery of this Agreement and the Stock Purchase Agreement, or the consummation of the transactions contemplated hereby or thereby, except (i) in connection with the applicable requirements of the HSR Act, (ii) in connection with filings under the Exchange Act and (iii) in connection with obtaining the approval of the KCC with respect to the issuance of the Note.

          5.4 Effect of Agreement. This Agreement and the Stock Purchase Agreement have been duly executed and delivered by the Purchaser and (assuming the due authorization, execution and delivery by the Seller and the Guarantor) constitute legal, valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their respective terms.


VI.  CLOSING

          6.1 Closing Date. The closing with respect to the transactions provided for in this Agreement (the "Closing") shall take place at 10:00 a.m., local time, at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005 on the Exercise Date (or at such other time or location as the Purchaser and the Seller may agree).


VII. SURVIVAL OF REPRESENTATIONS AND WARRANTIES

          7.1 General Survival. The representations and warranties contained in this Agreement shall survive the Closing.


VIII. GUARANTEE

          8.1 Guarantee. The Guarantor hereby irrevocably and unconditionally guarantees the prompt and punctual performance by Seller of each of its obligations under this Agreement and the Stock Purchase Agreement.


IX.  MISCELLANEOUS

          9.1  Waivers and Amendments.

               (a) This Agreement may not be amended, modified or supplemented except by a written instrument executed by the parties hereto. The provisions of this Agreement may be waived only by an instrument in writing executed by the party granting the waiver. The waiver by any party hereto of compliance with any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such noncompliance or as a waiver of any other or subsequent noncompliance.

               (b)  No failure on the part of any party to
exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

          9.2 Fees and Expenses. Each party hereto shall be responsible for its costs and expenses, including all fees and expenses of attorneys, investment bankers, lenders, financial advisors and accountants, in connection with the negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, whether or not such transactions are consummated.

          9.3 Notices. Any and all notices, requests, consents or any other communication provided for herein shall be made by hand delivery, first-class mail (registered or certified, return receipt requested), telecopier or overnight courier and, pending the designation of another address, addressed as follows:

          If to the Seller or the Guarantor at:

               3221 North Service Road
               P.O. Box 5028
               Burlington
               Ontario, Canada 17R 3Y8
               Fax No. - (905) 332-6550
               Attn:  Ivan R. Cairns, Esq.

          If to the Purchaser at:

               818 Kansas Avenue
               Topeka, Kansas  66601
               Fax No. - (913) 575-8061
               Attn:  David Wittig

          with a copy to:

               John K. Rosenberg, Esq.
               818 Kansas Avenue
               Topeka, Kansas
               Fax No. - (913) 575-8136

Except as otherwise provided in this Agreement, each such notice shall be deemed given at the time delivered.

          9.4 Entire Agreement. This Agreement and the Stock Purchase Agreement set forth the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede any prior negotiations, agreements, understandings or arrangements between the parties hereto with respect to the subject matter hereof.

          9.5 Binding Effect; Benefits. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto, or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          9.6 Assignability. This Agreement and any rights pursuant hereto shall not be assignable by either party hereto without the prior written consent of the other party; provided, however, that Purchaser may assign its rights hereunder to any wholly-owned subsidiary of the Purchaser.

          9.7 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

               (a) "Business Day" shall mean any day on which banks are not required or authorized to close in New York City.

               (b) "Closing Price" with respect to any security on any day means (a) if such security is listed or admitted for trading on a national securities exchange, the reported last sales price regular way or, if no such reported sale occurs on such day, the average of the closing bid and asked prices regular way on such day, in each case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such class of security is listed or admitted to trading, or (b) if such security is not listed or admitted to trading on any national securities exchange, the last quoted sales price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market on such day as reported by NASDAQ or any comparable system then in use or, if not so reported, as reported by any New York Stock Exchange member firm reasonably selected by the Purchaser for such purpose.

               (c) "Fair Market Value" means the fair market value of the business or property in question, as determined in good faith by Purchaser and Seller, provided, however, that the Fair Market Value of any security for which a Closing Price is available shall be the Trading Market Price of such security. The Fair Market Value of the Company shall be the Fair Market Value of the Company and its subsidiaries as a going concern. Notwithstanding the foregoing, if, at any date of determination of the Fair Market Value of the Company, the Common Stock of any class shall then be publicly traded, the Fair Market Value of the Company on such date shall be the Trading Market Price on such date multiplied by the number of shares of Common Stock then outstanding on a fully diluted basis.

               (d) "KCC" means the State Corporation Commission of the State of Kansas.

               (e) "Market Price" means the amount equal to the average per share closing price (regular way) for a round lot of the shares of Common Stock on the New York Stock Exchange (or, if not listed on the New York Stock Exchange, such other principal exchange or system in the United States on which the Common Stock shall from time to time be traded) on each of the twenty (20) trading days immediately preceding the delivery of notice of the Exercise Date; provided, however, that if, within twenty (20) trading days immediately preceding delivery of notice of the Exercise Date, a third party unaffiliated with the Purchaser makes a public announcement that it intends to acquire the entire share capital of the Company at a fixed price per share of Common Stock, Market Price shall mean the amount equal to the average per share closing price (regular way) for a round lot of shares of Common Stock on the New York Stock Exchange (or, if not listed on the New York Stock Exchange, such other principal exchange or system in the United States on which the Common Stock shall from time to time be traded) on each trading day ended after such announcement, but in no event more than the fixed price so announced.

               (f) "Person" shall mean an individual, partnership, corporation (including, without limitation, a business trust), joint stock company, limited liability company trust, unincorporated association, joint venture or other entity, government or governmental authority.

               (g)  "Securities Act" means the Securities Act of
1933, as amended.

               (h) "Trading Market Price" with respect to any security on any day means the average of the daily Closing Prices of a share or unit of such security for the 20 consecutive Business Days ending on the most recent Business Day for which a Closing Price is available; provided, however, that in the event that, in the case of Common Stock, the Trading Market Price is determined during a period following the announcement by the Company of (A) a dividend or distribution of Common Stock, or (B) any subdivision, combination or reclassification of Common Stock and prior to the expiration of 20 Business Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the Trading Market Price shall be appropriately adjusted to reflect the current market price per share equivalent of Common Stock.

          9.8 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

          9.9 Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

          9.10 Submission to Jurisdiction. (a) Each of the parties hereto irrevocably consents that any action or proceeding brought by the other party hereto in respect of the transaction contemplated hereby may be brought in the courts of the State of New York in the Borough of Manhattan or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, the parties hereto hereby irrevocably waive any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdiction.

               (b) Each of the parties hereto irrevocably consents to the service of process of any of the aforesaid courts in any such action or proceeding by the mailing of copies thereof by registered mail, postage prepaid, to such party at its address provided herein.

          9.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument; provided, however, that this Agreement shall not be effective unless and until at least one counterpart is executed and delivered by each party hereto.

          9.12 Termination. Any party hereto shall be able to terminate this Agreement and their obligations hereunder if the Stock Purchase Agreement has been terminated pursuant to Section
10.12 thereof.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.


                              LAIDLAW TRANSPORTATION, INC.


                              By:
                                   Name:
                                   Title:

                              LAIDLAW INC.


                              By:
                                   Name:
                                   Title:


                              WESTERN RESOURCES, INC.


                              By:
                                   Name:
                                   Title:

                                                 Exhibit A to
                                                 Equity Agreement



                     FORM OF PROMISSORY NOTE


          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS,
AND MAY NOT BE OFFERED OR SOLD, UNLESS IT HAS BEEN REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN
EXEMPTION FROM REGISTRATION IS AVAILABLE.

                                                      $[        ]


                     WESTERN RESOURCES, INC.

                        6% Promissory Note

          Western Resources, Inc., a Kansas corporation (together with its successors, the "Borrower"), for value received hereby promises to pay to

                   LAIDLAW TRANSPORTATION, INC.

(the "Holder") the principal sum of

                         AMOUNT IN WORDS

by wire transfer of immediately available funds to the Holder's account (the "Bank Account") at such bank in the United States as may be specified in writing by the Holder to the Borrower at the time of issuance of the Note, on January 10, 1999, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually in arrears, on January 10 and July 10 (unless such day is not a Business Day, in which event on the next succeeding Business Day) (each an "Interest Payment Date") of each year in which this Note remains outstanding, commencing with the next January 10 or July 10 after issuance of this Note, on the principal sum hereof outstanding in like coin or currency, at the rate of 6% per annum, by wire transfer of immediately available funds to the Bank Account from the most recent Interest Payment Date to which interest has been paid on this Note, or if no interest has been paid on this Note, from the date of issuance of this Note, until payment in full of the principal sum hereof has been made. Interest shall be computed on the basis of a 360-day year and twelve months of 30 days.

          This Note is a duly authorized Promissory Note of the Borrower (the "Note") referred to in the Equity Agreement dated as of December 21, 1995 between the Borrower and the Holder (as the same may be amended from time to time in accordance with its terms, the "Agreement").

          1.   Certain Terms Defined.  All terms defined in the
Agreement and not otherwise defined herein shall have for purposes hereof the meanings provided for therein.

          2. Event of Default Defined; Acceleration of Maturity. In case one or more of the following Events of Default (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

                    (a) default in the payment of all or any part of the principal on this Note as and when the same shall become due and payable at maturity; or

                    (b) default in the payment of any installment of interest upon this Note, as and when the same shall become due and payable, and continuance of such default for a period of 10 days; or

                    (c) the Borrower shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

                    (d) an involuntary case or other proceeding shall be commenced against the Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 120 days; or an order for relief shall be entered against the Borrower under the federal bankruptcy laws as now or hereafter in effect;

then, and in each and every such case (other than under clauses
(iii) and (iv)), unless the principal of this Note shall have already become due and payable, the Holder, by notice in writing to the Borrower, may declare the entire principal amount of this Note together with accrued interest thereon to be, and upon the Borrower's receipt of such notice the entire principal amount of this Note together with accrued interest thereon shall become, immediately due and payable. If an Event of Default specified in clause (iii) or (iv) occurs, the principal of and accrued interest on this Note will be immediately due and payable without any declaration or other act on the part of the Holder. The Holder may rescind an acceleration and its consequences.

          3. Prepayment of Note. The Borrower at its option may at any time prepay all or any part of the principal amount of this Note at a redemption price equal to 100.00% of the principal amount of this Note so prepaid, together with accrued and unpaid interest thereon through the day of prepayment.

          4. Transfer Limitation. This Note may not be sold, assigned, pledged, hypothecated or transferred in any manner without the consent of Borrower.

          5. Security. Subject to compliance with applicable governmental regulations, the obligations of the Borrower to pay interest and principal on this Note are secured by a pledge to the Borrower, as agent for the Holder, of the minimum number of Option Shares which will comply with applicable government regulations and be not less than the outstanding principal amount of this Note divided by the Exercise Price per Option Share paid by the Borrower.

          6. Miscellaneous. THIS NOTE SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereto hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically provided herein, and assent to extensions of the time of payment, or forbearance or other indulgence without notice. The Borrower and Holder hereby submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Note. The Borrower and Holder irrevocably waive, to the fullest extent permitted by law, any objection which either may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

          The Holder of this Note by acceptance of this Note agrees to be bound by the provisions of this Note which are expressly binding on such Holder.

          IN WITNESS WHEREOF, the Borrower has caused this instrument to be duly executed.

Dated:            , 199

                              WESTERN RESOURCES, INC.


                              By:
                                   Name:
                                   Title: